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     As filed with the Securities and Exchange Commission on July 28, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Ameritrade Automatic Common Exchange Security Trust
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             (Exact name of registrant as specified in its charter)

                    New York                              13-7204220
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(State of incorporation or organization)       (IRS Employer Identification No.)

      c/o The Chase Manhattan Bank
         450 West 33rd Street
         New York, New York                                  10001
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(Address of principal executive offices)               (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-77547 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


             Title of each class                  Name of each exchange on which
             to be so registered                  each class is to be registered
             -------------------                  ------------------------------

                    N/A                                         N/A


Securities to be registered pursuant to Section 12(g) of the Act:

                     Trust Automatic Common Exchange Securities
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                                (Title of class)


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Item 1.           Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is "Trust Automatic Common Exchange Securities" (the "Securities"). A description of the Securities is set forth under the caption "Description of Securities" in the prospectus included within the Registration Statement on Form N-2 of the Registrant filed with the Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (Registration Nos. 333-77547 and 811-9319), which description is incorporated herein by reference.

Item 2.           Exhibits.

         (a)      No exhibits are being filed with the Commission.

         (b) The following exhibits are being filed with the Nasdaq National Market only:

                  (1)      Registration Statement on Form N-2

                  (2) Form of Amended and Restated Trust Agreement of the Registrant









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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   AMERITRADE AUTOMATIC COMMON
                                                   EXCHANGE SECURITY TRUST


Dated: July 28, 1999                               By: /s/ Paul S. Efron
                                                      --------------------------
                                                      Paul S. Efron
                                                      Trustee